Exhibit 10.1

EXECUTION COPY

FRANCESCA’S HOLDINGS CORPORATION

STOCKHOLDERS’ AGREEMENT

DATED AS OF FEBRUARY 26, 2010

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TABLE OF CONTENTS

(continued)

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STOCKHOLDERS’ AGREEMENT dated as of February 26, 2010 (as amended, modified, supplemented or restated from time to time, this “Agreement”), among FRANCESCA’S HOLDINGS CORPORATION, a Delaware corporation (the “Company”), CCMP CAPITAL INVESTORS II, L.P., a Delaware limited partnership (“CCMP II”), CCMP CAPITAL INVESTORS (CAYMAN) II, L.P., a Cayman Islands exempted limited partnership (“CCMP Cayman”), FRANCESCA’S COLLECTIONS, INC., a Texas corporation (“Collections”), (in the case of Collections, solely for purposes of Section 4.4, Section 5.7, and Article IX), the Management Stockholders and any other Persons signatory hereto from time to time.

WHEREAS, CCMP II, CCMP Cayman and the Management Stockholders are parties to that certain stock purchase agreement, dated as of the date hereof, pursuant to which each Management Stockholder has sold, and CCMP II and CCMP Cayman have purchased, shares of Common Stock (the “Founders Purchase Agreement”);

WHEREAS, CCMP II, CCMP Cayman, Bear Growth Capital Partners, L.P (“BGCP”) and BGCP/Francesca’s Holdings, L.P. (together with BGCP, “Bear Growth”) are parties to that certain stock purchase agreement, dated as of the date hereof (the “Bear Growth Purchase Agreement,” and, together with the Founders Purchase Agreement, the “Stock Purchase Agreements”), pursuant to which (i) Bear Growth, as nominee for certain of its limited partners and certain limited partners of its limited partners, as of the date hereof, has sold, and CCMP II and CCMP Cayman have purchased, certain shares of Common Stock, and (ii) on or before the Subsequent Closing Date (as defined in the Bear Growth Purchase Agreement) Bear Growth will (a) distribute shares of Common Stock held of record thereby to the beneficial owners thereof (such beneficial owners, the “Common Stock Distributees”) and/or (b) sell, as nominee for certain of its limited partners and certain limited partners of its limited partners, all shares of Common Stock held of record thereby and not distributed to Common Stock Distributees to CCMP II and CCMP Cayman;

WHEREAS, each Stockholder currently owns Common Stock;

WHEREAS, certain of the Management Stockholders also hold options to acquire additional shares of Common Stock;

WHEREAS, the execution and delivery of this Agreement by the Company and the Stockholders is a condition to the closing of the transactions contemplated by each of the Stock Purchase Agreements; and

WHEREAS, the parties hereto desire to provide for the terms with respect to certain matters regarding the relationship between the Company and the Stockholders and the relationship among the Stockholders.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Stock Purchase Agreements and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as set forth below.

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION

1.1	Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person. As used herein, Bear Growth shall not be deemed an Affiliate of CCMP II or CCMP Cayman, and neither of CCMP II nor CCMP Cayman shall be deemed an Affiliate of Bear Growth.

“Approved Purchaser” has the meaning set forth in Section 2.4(c)(v).

“Approved Sale” has the meaning set forth in Section 2.4(a).

“Approved Sale Notice” has the meaning set forth in Section 2.4(b).

“Arbitration Procedure” means the following procedure to determine the Fair Market Value of specified Securities: Fair Market Value shall be determined by an investment banking firm of national recognition, which firm shall be reasonably acceptable to the Company and the Majority Management Stockholders. The determination of Fair Market Value by such investment banking firm shall be final and binding upon the parties. If the Company and such Stockholders are unable to agree upon an acceptable investment banking firm within ten (10) days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in the City of New York, New York selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within ten (10) days of his appointment) from a list, jointly prepared by the Company and such Stockholders, of not more than six investment banking firms of national standing in the United States, of which no more than three may be named by the Company and no more than three may be named by such Stockholders. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The selection by the arbitrator of such investment banking firm shall be final and binding upon the parties. The Company and the Management Stockholders (ratably based upon their Pro Rata Amount) shall each pay one-half of the fees and expenses of the investment banking firms and arbitrator (if any) used to determine the Fair Market Value. If required by any such investment banking firm or arbitrator, the Company shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Company in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and Affiliates. The parties shall provide to the investment banking firm, on a confidential basis, such information it reasonably requests to perform its duties.

“Bear Growth” has the meaning set forth in the Recitals.

“Bear Growth Purchase Agreement” has the meaning set forth in the Recitals.

“BGCP” has the meaning set forth in the Recitals.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks in New York, NY are authorized or required by law to close.

“Bylaws” means the Bylaws of the Company, as amended, modified, supplemented or restated and in effect from time to time.

“CCMP Cayman” has the meaning set forth in the caption.

“CCMP II” has the meaning set forth in the caption.

“CCMP Investors” means, collectively, (a) CCMP II, (b) CCMP Cayman and (c) each of their respective Permitted Transferees; provided, however, any Permitted Transferee that is not a member of the CCMP Investors’ Group and is an Other Stockholder or Management Stockholder or any of their respective Affiliates shall become an Other Stockholder or Management Stockholder, as applicable, with respect to such shares transferred (and, if any Permitted Transferee is both a Management Stockholder and an Other Stockholder, such Permitted Transferee shall be deemed to be a Management Stockholder).

“Certificate” means the certificate of incorporation of the Company, as amended, modified, supplemented or restated and in effect from time to time, including any certificates of designation, correction or amendment filed with the Secretary of State of the State of Delaware pursuant to the terms thereof.

“Closing” has the meaning set forth in the Stock Purchase Agreements.

“Closing Date” has the meaning set forth in the Stock Purchase Agreements.

“Collections” has the meaning set forth in the caption.

“Commission” means the Securities and Exchange Commission or any other Governmental Authority at the time administering the Securities Act.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Common Stock Equivalent” means any right to acquire a share of Common Stock, including options, warrants or convertible securities.

“Company” has the meaning set forth in the caption.

“Control” means, (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or investment decisions of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Co-Sale Notice” has the meaning set forth in Section 2.2(a).

“Covered Persons” has the meaning set forth in Section 4.4(c).

“Director” means a member of the Board.

“Disclosure Package” means, with respect to any offering of Securities, (i) the preliminary prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated by the Commission under the Securities Act, to have been conveyed to purchasers of Securities at the time of sale of such Securities (including a contract of sale).

“Distressed Sale” means a Liquidity Event in which the price per share of Common Stock received by the CCMP Investors is less than the Issue Price.

“Employment Agreements” means (a) that certain employment agreement, dated as of the date hereof, between the Company and John De Meritt, and (b) that certain employment agreement, dated as of the date hereof, between the Company and Kyong Gill, each as amended, modified, supplemented or restated from time to time.

“Exchange Act” means the Securities Exchange Act of 1934 or any successor statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Excluded Securities” has the meaning set forth in Section 3.2.

“Fair Market Value” means, with respect to any Security, (a) the average of the closing prices of the sales of such Security on all securities exchanges on which such Security may at the time be listed, or, if there have been no sales on any such exchange on any given day, the average of the last bid and asked prices on all such exchanges at the end of such day, or (b) if on any given day such Security is not so listed, the average of the representative bid and asked prices quoted on the automated quotation system of the NASDAQ, National Market System or Euronext, as applicable, as of 4:00 P.M., New York time, or (c) if such Security is not so listed, the average of the bid and asked prices on such day in the domestic over-the-counter market as reported by the Pink OTC Markets Inc., or any similar organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive trading days prior to such day. If at any time such Security is not listed on any securities exchange or quoted on the automated quotation system of the NASDAQ, National Market System, Euronext, or the over-the-counter market, the Fair Market Value shall be that value jointly determined by the Board and the Majority Management Stockholder(s); provided, that if the Board and the Majority Management Stockholder(s) cannot so agree, Fair Market Value shall be determined by the Arbitration Procedure. The Fair Market Value of a share of Common Stock shall not be subject to any minority discount.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-3” has the meaning set forth in Section 5.3(a).

“Founders Purchase Agreement” has the meaning set forth in the Recitals.

“Free Writing Prospectus” means “free writing prospectus” as defined Rule 405 promulgated by the Commission under the Securities Act.

“Group” means:

(a) in the case of any Stockholder who is an individual, (i) such Stockholder, (ii) the spouse, parent, sibling or descendants of such Stockholder, (iii) all trusts for the benefit of such Stockholder and the Persons identified in clause (ii), (iv) all Persons Controlled by, and principally owned by and/or operating for the benefit of, any of the foregoing, and (v) all Affiliates of such Stockholder;

(b) in the case of any Stockholder that is a partnership, (i) such Stockholder, (ii) its limited, special and general partners, and (iii) all Affiliates of such Stockholder; and

(c) in the case of any Stockholder which is a corporation or a limited liability company, (i) such Stockholder, (ii) its stockholders or members as the case may be, and (iii) all Affiliates of such Stockholder.

(d) For the avoidance of doubt, as used herein, Bear Growth shall not be deemed to be a member of any Group that includes CCMP II or CCMP Cayman, and neither CCMP II nor CCMP Cayman shall be deemed to be a member of any Group that includes Bear Growth.

“Governmental Authority” means any domestic or foreign government or political subdivision thereof, whether on a Federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

“Indemnitee” has the meaning set forth in Section 4.1(g).

“Information” has the meaning set forth in Section 5.5(i).

“Initial Period” has the meaning set forth in Section 2.1(b).

“Inspectors” has the meaning set forth in Section 5.5(i).

“Issue Price” shall initially equal $2,452.97 per share of Common Stock. The Board shall equitably adjust the Issue Price from time to time to reflect any stock dividend, stock split, share recombination, or other pro rata recapitalization that affects the outstanding shares of Common Stock after the Closing Date.

“Joinder Agreement” means a joinder agreement in substantially the form attached hereto as Exhibit A (as amended, modified, supplemented or restated from time to time), pursuant to which such Person will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of, this Agreement.

“Law” means any federal, state, county, local or foreign statute, law, ordinance, regulation, rule, code, order or rule of common law.

“Liquidity Event” means (i) an arms-length transaction with a bona fide third party that constitutes (A) the sale of all or substantially all of the Company’s consolidated assets, (B) the sale or transfer of the outstanding shares of capital stock of the Company, or (C) the merger or consolidation of the Company with another Person, in each case above, under circumstances in which the CCMP Investors as of the Closing Date and the respective members of their Groups beneficially own, directly or indirectly, in the aggregate, less than 35% in voting power of the outstanding capital shares of the Company or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction; or (ii) any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

“Majority Management Stockholders” shall mean the Management Stockholders who hold a majority of the Common Stock held by all Management Stockholders.

“Management Stockholders” means (i) those Persons designated as such hereunder and signatories to this Agreement, and (ii) each of the respective Permitted Transferees of the foregoing; provided, however, that any Permitted Transferee that is an Other Stockholder (but not a Management Stockholder or a member of such Management Stockholder’s Group) or CCMP Investor, or any of their respective Affiliates shall become an Other Stockholder or CCMP Investor, as applicable.

“Material Transaction” means any material transaction in which the Company or any of its subsidiaries proposes to engage or is engaged, including a purchase or sale of assets or securities, financing, merger, tender offer or any other transaction that would require disclosure pursuant to the Exchange Act, and with respect to which the Board reasonably has determined in good faith that compliance with this Agreement may reasonably be expected to either materially interfere with the Company’s or such Subsidiary’s ability to consummate such transaction in a timely fashion or require the Company to disclose material, non-public information prior to such time as it would otherwise be required to be disclosed.

“Notice of Offer” has the meaning set forth in Section 2.3(a)(i).

“Offer Period” has the meaning set forth in Section 2.3(a)(ii).

“Offered Securities” has the meaning set forth in Section 3.1(a).

“Other Shares” means at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares hereunder.

“Other Stockholders” means all Stockholders other than the CCMP Investors.

“Permitted Transfer” means each Transfer of Stockholder Shares in accordance with the terms of Article VI.

“Permitted Transferee” means any Person (a) to whom a Permitted Transfer is made and (b) that has executed a Joinder Agreement or is already a party to this Agreement.

“Person” shall be construed as broadly as possible and shall include an individual person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

“Preemptive Offer Acceptance Notice” has the meaning set forth in Section 3.1(b).

“Preemptive Offer Notice” has the meaning set forth in Section 3.1(a).

“Preemptive Offer Period” has the meaning set forth in Section 3.1(a).

“Primary Shares” means, at any time, authorized but unissued shares of Common Stock.

“Proposed Transferee” has the meaning set forth in Section 2.3(a).

“Pro Rata Amount” means, with respect to any Stockholder, the quotient obtained by dividing (a) the number of shares of Common Stock held by such Stockholder by (b) the aggregate number of shares of Common Stock held by all Stockholders or class of Stockholders, as applicable (excluding, in both the numerator and denominator, any Common Stock Equivalents).

“Prospectus” means the prospectus included in a Registration Statement, including any amendment or prospectus subject to completion, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Public Offering” means the closing of a public offering of Common Stock pursuant to a Registration Statement declared effective under the Securities Act, except that a Public Offering shall not include an offering of securities issuable pursuant to an employee benefit plan.

“Put” has the meaning set forth in Section 2.5(a).

“Put Notice” has the meaning set forth in Section 2.5(a).

“Qualified Public Offering” means a firm commitment underwritten Public Offering in which at least $25,000,000 of net proceeds is paid to the Company and any selling stockholders in such Public Offering.

“Records” has the meaning set forth in Section 5.5(i).

“Refused Securities” has the meaning set forth in Section 3.1(c).

“Registrable Shares” means Restricted Shares that constitute Common Stock.

“Registration Expenses” has the meaning set forth in Section 5.6.

“Registration Statement” means any registration statement of the Company that covers an offering of any Registrable Shares, and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Renounced Business Opportunity” has the meaning set forth in Section 4.4(d).

“Representative” of a Person shall be construed broadly and shall include such Person’s partners, members, officers, directors, managers, investment advisors, employees, agents, advisors, counsel, accountants and other representatives; provided, that a competitor of the Company or any Person who is an Affiliate of such a competitor shall not be permitted to be a Representative without the prior written consent of the CCMP Investor.

“Restricted Shares” means any Stockholder Shares. As to any particular Restricted Shares, once issued, such Restricted Shares shall cease to be Restricted Shares when (i) they have been effectively registered under the Securities Act and they have been disposed of in accordance with the Registration Statement covering them, (ii) they are eligible to be sold or distributed pursuant to Rule 144 in a single transaction by any Stockholder without limitation, or (iii) they shall have ceased to be outstanding.

“Rule 144” means Rule 144 (including Rule 144(b)(1) and all other subdivisions thereof) promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar or successor rule then in force.

“Securities” means “securities” as defined in Section 2(1) of the Securities Act and includes, with respect to any Person, such Person’s capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s capital stock or other equity or equity-linked interests, including phantom stock and stock appreciation rights. Whenever a reference herein to Securities is referring to any derivative Securities, the rights of a Stockholder shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative securities.

“Securities Act” means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Stockholders” means the CCMP Investors, and the other Persons set forth on the signature pages hereto, and any other Person who hereafter becomes a party to this Agreement pursuant to a Joinder Agreement.

“Stockholders’ Counsel” has the meaning set forth in Section 5.5(b).

“Stockholder Shares” means (a) any equity Securities of the Company (including the Common Stock) purchased or otherwise acquired by any Stockholder or (b) any Securities issued or issuable directly or indirectly with respect to the Securities referred to in clause (a) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or other reorganization. As to any particular shares constituting Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been (i) effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering them, (ii) sold pursuant to Rule 144 or (iii) cease to be outstanding.

“Stock Purchase Agreements” has the meaning set forth in the recitals.

“Subsidiary” means, at any time, with respect to any Person (the “subject person”), any other Person of which either (a) more than fifty percent (50%) of the Securities or other interests entitled to vote in the election of directors or comparable governance bodies performing similar functions or (b) more than a 50% interest in the profits or capital of such Person, are at the time owned or controlled directly or indirectly by the subject person or through one or more Subsidiaries of the subject person.

“Suspension Period” shall have the meaning set forth in Section 5.11.

“Tag-Along Notice” has the meaning set forth in Section 2.2(b).

“Transfer” of Securities shall be construed broadly and shall include any issuance, sale, assignment, transfer, participation, gift, bequest, distribution, or other disposition thereof, or any pledge or hypothecation thereof, placement of a lien thereon or grant of a security interest therein or other encumbrance thereon, in each case whether voluntary or involuntary or by operation of law or otherwise. Notwithstanding anything to the contrary contained herein, Transfer shall not include (a) the exercise or conversion of any warrant, option or other convertible or exercisable Security granted by the Company or (b) the sale or transfer of Stockholder Shares by any Management Stockholder to the Company or any of its designees hereunder or pursuant to any employment, option, subscription or restricted stock purchase agreement between the Company and such Management Stockholder or any plan relating to the foregoing.

“Transferee” means a Person acquiring or intending to acquire Stockholder Shares through a Transfer.

“Transferor” means a Stockholder Transferring or intending to Transfer Stockholder Shares.

“Transferring Stockholder” has the meaning set forth in Section 2.3(a).

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

1.2	Rules of Construction.

The use in this Agreement of the term “including” means “including, without limitation.” The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular Section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to Sections, schedules and exhibits mean the Sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the Section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1 (or in the case of January 29, 30 or 31, the following month shall be March 1).

ARTICLE II

ISSUANCES AND TRANSFERS OF SECURITIES

2.1	Issuances and Transfers of Securities.

(a) The provisions in this Article II shall apply to all Stockholder Shares now owned or hereafter acquired by a Stockholder, including Stockholder Shares acquired by reason of original issuance, dividend, distribution, exchange, conversion and acquisition of outstanding Stockholder Shares from another Person, and such provisions shall apply to any Stockholder Shares obtained by a Stockholder upon the exercise, exchange or conversion of any option, warrant or other derivative Security.

(b) Notwithstanding any other provision in this Agreement to the contrary, no Stockholder shall Transfer any Stockholder Shares to any Person until the twelve (12) month anniversary of the Closing Date (the “Initial Period”), except (i) in connection with a Qualified Public Offering, (ii)

among the members of any particular Stockholder’s respective Group (provided that any such Transferee is a Permitted Transferee), or (iii) in connection with a Distressed Sale. Upon the expiration of the Initial Period, all Transfers of Stockholder Shares shall be made to a Permitted Transferee (subject to the terms and conditions of this Article II and Article VI).

(c) Notwithstanding anything to the contrary contained herein, (i) no Stockholder shall Transfer any Stockholder Shares to any Person unless such Transfer is done in accordance with applicable Law, including, but not limited to, the Securities Act, and (ii) each Stockholder that is an entity that has no substantial assets other than Stockholder Shares acknowledges and agrees that no shares of the common stock or other equity interests of such entity may be Transferred to any Person other than in accordance with the terms and provisions of this Agreement as if such common stock or other equity interests were Stockholder Shares.

(d) Notwithstanding anything to the contrary contained in this Agreement, no Transfer of any shares of Common Stock by Bear Growth (and no acquisition of Common Stock by any CCMP Investor) on or after the date hereof and made in accordance with the terms and conditions of the Bear Growth Purchase Agreement shall be subject to the restrictions on Transfer set forth in this Agreement. To the extent that any Common Stock Distributee delivers an executed Joinder Agreement, such Common Stock Distributee shall become an Other Stockholder for all purposes hereunder.

2.2	Co-Sale Rights.

(a) If at any time a CCMP Investor proposes to sell, transfer or assign any of its Stockholder Shares (other than to a member of such Stockholder’s Group), then at least thirty (30) days prior to the closing of such proposed transaction, such Transferor shall deliver a written notice (the “Co-Sale Notice”) to all Other Stockholders offering such Other Stockholders the option to participate in such proposed transaction. Such Co-Sale Notice shall specify in reasonable detail the identity of the prospective Transferee (if known) and the terms and conditions of such proposed transaction, including, without limitation, the representations, warranties, indemnification and other agreements.

(b) Any Other Stockholder may, within fifteen (15) days of the receipt of a Co-Sale Notice, give written notice (each, a “Tag-Along Notice”) to such Transferor stating that such Other Stockholder wishes to participate in such proposed transaction and specifying the amount of Stockholder Shares such Stockholder desires to include in such proposed transaction. Such Other Stockholder shall only include Stockholder Shares in the Tag-Along Notice of the same class or type (and in the same proportion) of Stockholder Shares being sold, transferred or assigned by such Transferor.

(c) If no Other Stockholder gives such Transferor a timely Tag-Along Notice with respect to the transaction proposed in the Co-Sale Notice, such Transferor may thereafter consummate the transaction specified in the Co-Sale Notice on terms and conditions set forth therein. If one or more Other Stockholders give such Transferor a timely Tag-Along Notice, then such Transferor shall use all reasonable efforts to cause the prospective Transferee(s) to agree to acquire all Stockholder Shares identified in all Tag-Along Notices that are timely given to such Transferor, upon the same terms and conditions as applicable to such CCMP Investor’s Stockholder Shares. If the prospective Transferee(s) are unwilling or unable to acquire all Stockholder Shares proposed to be included in such sale upon such terms, then such Transferor may either (i) elect to cancel such proposed transaction or (ii) allocate the maximum number of Stockholder Shares that each prospective Transferee is willing to purchase among itself and the Other Stockholders giving timely Tag-Along Notices in proportion to each such Stockholder’s Pro Rata Amount (excluding for the purposes of such calculation the Stockholder Shares held by the Other Stockholders who have not delivered a Tag-Along Notice).

2.3	Right of First Offer.

(a) At any time on or after the Initial Period, if any Other Stockholder proposes to Transfer all or a portion the Stockholder Shares then owned by such Other Stockholder (the “Transferring Stockholder”) to a Person (a “Proposed Transferee”), then each Stockholder shall have a right of first offer over such Stockholder Shares in accordance with the following provisions:

(i) The Transferring Stockholder shall provide the Stockholders with written notice (a “Notice of Offer”) of its desire to Transfer such Stockholder Shares at least thirty (30) days prior to the anticipated Transfer date. The Notice of Offer shall specify the number and class of Stockholder Shares that such Stockholder wishes to Transfer, the proposed purchase price for such Stockholder Shares and other terms and conditions material to the sale proposed by such Transferring Stockholder.

(ii) The Stockholders shall have a period of up to fifteen (15) days following receipt of the Notice of Offer (the “Offer Period”) to elect to purchase (or cause one or more of its Affiliates or designees to purchase) all or a portion of such Stockholder Shares on the terms and conditions set forth in the Notice of Offer by delivering to the Transferring Stockholder a written notice indicating the amount of Stockholder Shares over which such right has been exercised.

(iii) Subject to the terms of Section 2.3(b) below, if any Stockholder receiving the Notice of Offer elects to purchase (or cause one or more of its Affiliates or designees to purchase) any of the Stockholder Shares which are subject to the proposed Transfer within the Offer Period, such purchase shall be consummated within fifteen (15) days after the date on which such Stockholder notifies the Transferring Stockholder of such election. Unless the Stockholders otherwise agree on the allocation of the purchase of all such Stockholder Shares within the Offer Period, if the Stockholders elect to purchase (or cause one or more or their respective Affiliates or designees to purchase) an aggregate amount of Stockholder Shares that exceeds the amount of Stockholder Shares offered pursuant to the Notice of Offer, each Stockholder shall be entitled to purchase up to its Pro Rata Amount (excluding for the purposes of such calculation, the Stockholder Shares held by the Stockholders who have not elected to purchase pursuant to this Section 2.3) of the Stockholder Shares proposed to be sold, and the foregoing procedure shall be repeated until all such Stockholder Shares have been allocated to the electing Stockholders.

(b) If the Stockholders have not accepted all of the Stockholder Shares offered for sale pursuant to the Notice of Offer, then the Transferring Stockholder shall not be obligated to Transfer any of the Stockholder Shares so offered to the Stockholders and may, at its option, Transfer to the Proposed Transferee 100% (but not less than 100%) of the Stockholder Shares that are subject to the Transferring Stockholder’s proposed Transfer on terms not more favorable to the Proposed Transferee than as set forth in the Notice of Offer, at any time within sixty (60) days after the expiration of the Offer Period required by Section 2.3(a)(iii). Any such Transfer shall be in compliance with Section 2.1. In the event the Stockholder Shares are not Transferred by the Transferring Stockholder to the Proposed Transferee on the terms set forth in the Notice of Offer during such 60-day period, the restrictions of this Section 2.3 shall again become applicable to any Transfer of Stockholder Shares by the Transferring Stockholder.

(c) For purposes of this Section 2.3, the Stockholders may aggregate their Pro Rata Amount among other Stockholders in their Group to the extent that such other Stockholders in their Group do not elect to purchase their respective Pro Rata Amounts.

(d) In no event will any Management Stockholder Transfer (either (i) directly pursuant to this Section 2.3 or (ii) indirectly via any change in direct or indirect ownership of such Management Stockholder) its Stockholder Shares to a competitor of the Company or any Person who is an Affiliate of a competitor other than (x) Transfers made pursuant to Section 2.2 or Section 2.4 or (y) with the prior written consent of the Company (it being acknowledged that that Board, in its reasonable discretion, shall determine whether such Person is a competitor of the Company or an Affiliate of a Competitor of the Company).

(e) The provisions of this Section 2.3 shall not apply to Transfers of Stockholder Shares (i) pursuant to Sections 2.1(b)(i) - (iii), Section 2.2, Section 2.4, or Section 2.5, (ii) pursuant to Rule 144, or (iii) pursuant to an effective Registration Statement.

2.4	Required Sale in Connection with a Sale of the Company.

(a) Subject to the provisions of Section 2.1 and this Section 2.4, if the CCMP Investors at such time propose that the Company consummate (or commit to consummate) a Liquidity Event (an “Approved Sale”), then each Stockholder will agree to consent to and shall raise no objections against the Approved Sale. If the Approved Sale is structured as (i) a merger, recapitalization, consolidation of the Company, or a sale of all or substantially all of the Company’s assets, then each Stockholder shall waive any dissenters rights, appraisal rights or similar rights in connection with such transaction and shall vote (and shall use its best efforts to cause the Board to vote) in favor of such Approved Sale or (ii) a sale of the issued and outstanding Stockholder Shares, each Stockholder will, and hereby agrees to, sell his or its Stockholder Shares on the terms and conditions approved by the CCMP Investors (pro rata, in proportion to such Stockholder’s Pro Rata Amount, if such Approved Sale involves less than 100% of all such issued and outstanding Stockholder Shares). In each such Approved Sale, the value to be received by the Stockholders shall be allocated among the Stockholders as if the Company was being liquidated and its assets were being distributed in accordance with the Certificate; provided, that any liabilities of the Company shall not be entitled to be satisfied more than once. All Stockholders and the Company will cooperate fully and in good faith in connection with the conduct of the sale process and the consummation of the Approved Sale and agree to execute such agreements and instruments and take actions reasonably necessary to provide the representations, warranties, indemnities, covenants, conditions, escrow agreements and other provisions and agreements relating to such Approved Sale that are agreed to by the CCMP Investors (with the CCMP Investors being subject to the same terms on a per share basis for the same classes of shares that are owned by the Other Stockholders and being made subject to this Section 2.4).

(b) The Company shall deliver written notice to each Stockholder setting forth in reasonable detail the terms (including price, time and form of payment) of any Approved Sale (the “Approved Sale Notice”). Within fifteen (15) days following receipt of the Approved Sale Notice, each Stockholder shall deliver to the Company written notice (in form and substance reasonably satisfactory to the CCMP Investors) setting forth such Stockholder’s agreement to consent to and raise no objections against, or impediments to, the Approved Sale (including, waiving all dissenter’s and similar rights) and (ii) if the Approved Sale is structured as a sale of stock, to sell its Stockholder Shares on the terms and conditions set forth in the Approved Sale Notice.

(c) The obligations of the Stockholders to participate in any Approved Sale pursuant to this Section 2.4 are subject to the satisfaction of the following conditions:

(i) subject to Section 2.4(c)(v), if any Stockholder is given an option as to the form and amount of consideration to be received with respect to Securities in a class, all holders of Securities and of such class will be given the same option;

(ii) if any Stockholder holds options, warrants or convertible Securities of the Company with a fair market value that exceeds the applicable exercise or conversion price, such Stockholder shall exercise or convert all such options, warrants or convertible Securities of the Company prior to the consummation of the Approved Sale;

(iii) no Stockholder shall be required to make any representations and warranties other than with respect to ownership of its Stockholder Shares, tax status, authority to enter into such Approved Sale, conflicts with Law or contracts, organizational documents applicable to such Stockholder, other representations and warranties customary for the type of transaction being consummated, and representations and warranties with respect to any other matters particular to such Stockholder;

(iv) in the event that the Stockholders are required to provide any indemnities (including indemnities for representations and warranties made by the Company and its Subsidiaries in connection with a Liquidity Event), (A) no Stockholder shall be liable for more than its Pro Rata Amount and (B) any such liability will not exceed the total purchase price received by such Stockholder (net of broker fees) from such purchaser for his or its Stockholder Shares; and

(v) if the Approved Sale is not a Distressed Sale and if the consideration offered by the purchaser in such Approved Sale (the “Approved Purchaser”) includes illiquid Securities that comprise greater than thirty-three per cent (33%) of the aggregate consideration to be received by the Management Stockholders, the CCMP Investors shall either (A) cause the Approved Purchaser to increase the cash and/or liquid Securities portion of the consideration payable to the Other Stockholders such that not more than thirty-three per cent (33%) of such consideration is in the form of illiquid Securities, or (B) offer to purchase (or cause another financially capable Person to offer to purchase) from each Management Stockholder, at the per share value ascribed to such illiquid Securities pursuant to the terms of such Approved Sale, that portion of such illiquid Securities such that the amount of illiquid Securities retained by such Management Stockholder after such disposition constitutes not more than thirty-three per cent (33%) of the aggregate consideration received by such Management Stockholder. For the avoidance of doubt, the determination regarding whether any Security received as consideration in an Approved Sale is liquid shall be made by the Board in its reasonable discretion. Any purchase of illiquid Securities described in clause (B) shall occur on the date that the Approved Sale is closed. The Management Stockholder selling illiquid Securities will execute a selling agreement (in form and substance reasonably acceptable to the purchasers); provided, such agreement shall contain only those representations and warranties described in Section 2.4(c)(iii).

(d) If the Company and any of the Stockholders or their Representatives enter into any negotiation or transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Stockholder who is not an accredited investor (as term is defined in Rule 501 under the Securities Act) will, at the request of the Company, each appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Company.

(e) The reasonable costs and expenses incurred by or on behalf of a Stockholder in connection with a consummated Approved Sale, to the extent such expenses are not otherwise paid by the Company or the acquiring party, shall be paid by all Stockholders in accordance with their respective pro rata percentage (based on the proceeds to be received by such Stockholder).

(f) The restrictions on Transfers of Stockholder Shares set forth in Sections 2.2 and 2.3 shall not apply in connection with any Transfer made pursuant to an Approved Sale.

(g) If any Stockholder is in breach of his obligations under this Section 2.4, then, in addition to any other remedies available to the Company or any other Stockholder, the Company may execute, on behalf of such defaulting Stockholder, any agreement, instrument or waiver executed by the non-defaulting Stockholders in connection with an Approved Sale. Each Stockholder appoints the Company as his or its attorney-in-fact to carry out the intent of this Section 2.4(g), and acknowledges that such power of attorney is coupled with an interest, cannot be terminated without the consent of the Company and is binding on all of such Stockholder’s Transferees of Stockholder Shares. To the extent an Other Stockholder fails to comply with the provisions of this Section 2.4, such Other Stockholder hereby indemnifies, defends and holds the Company harmless (severally in accordance with his, her or its pro rata share of consideration received in any such Approved Sale (not jointly and severally)) against all liability, loss or damage, together with all reasonable costs and expenses (including reasonable legal fees and expense), relating to or arising from its exercise of the power of attorney granted hereby.

2.5	Put Rights.

(a) If (i) a Qualified Public Offering or (ii) an Approved Sale has not occurred on or prior to the fifth (5th) anniversary of the Closing, then the Majority Management Stockholders shall have the right to cause the Company to purchase all, but not less than all, of the Stockholder Shares held by all Management Stockholders (such right, the “Put”). Upon receipt by the Company from the Majority Management Stockholders of an irrevocable notice (a “Put Notice”) exercising the Put, the Company shall, in the discretion of the Board and within sixty (60) days following receipt of the Put Notice, either (A) purchase all of the Stockholder Shares held by the Management Stockholders at Fair Market Value (determined as of the date of the Put Notice), (B) cause the Company to initiate the process of a Qualified Public Offering, or (C) cause the Company to initiate the process of a Liquidity Event, in each case, in accordance with the terms of this Agreement, including, without limitation, Section 2.4. The Company shall inform all Management Stockholders of the Put Notice and its election pursuant to this Section 2.5(a).

(b) If the Company elects to pursue a Qualified Public Offering or a Liquidity Event pursuant to Section 2.5(a) above, it shall use commercially reasonable efforts to consummate such transaction on or prior to the 12-month anniversary of its receipt of the Put Notice. For the avoidance of doubt, the terms and conditions of Section 2.4 shall apply to any Liquidity Event consummated in connection with the exercise of the Put. If such Qualified Public Offering or Liquidity Event, as applicable, has not been consummated within such 12-month period, the Company shall be required to purchase, and the Management Stockholders shall be required to sell, all of the Stockholder Shares held by the Management Stockholders for cash. If the Company is required to purchase the Stockholder Shares subject to the Put after electing to pursue either a Qualified Public Offering or a Liquidity Event, the Fair Market Value of such Stockholder Shares shall be determined as of the first anniversary of the Put Notice.

(c) All Management Stockholders shall be required to sell all of their Stockholder Shares pursuant to the Put. At the time the Company is required to purchase the Stockholder Shares pursuant to this Section 2.5, the Management Stockholders shall execute a sale agreement (in form and substance reasonably acceptable to the purchasers); provided, that such agreement shall contain only those representations and warranties described in Section 2.4(c)(iii). The Company may elect to satisfy the Put by causing a third party to purchase any Stockholder Shares subject to the Put on the same terms as the Company.

ARTICLE III

PREEMPTIVE RIGHTS

3.1	General.

(a) If the Company proposes to issue any Securities (the “Offered Securities”), other than Excluded Securities, to any Person, then the Company shall deliver to each Stockholder that is an “accredited investor” (as such term is defined in Rule 501 promulgated under the Securities Act) written notice (which notice shall state the number or amount of the Offered Securities proposed to be issued, the purchase price therefor and any other terms or conditions of the proposed issuance, including any linked or grouped Securities which comprise Offered Securities) of such issuance (the “Preemptive Offer Notice”) at least thirty (30) days prior to the date of the proposed issuance (the “Preemptive Offer Period”).

(b) Each such Stockholder shall have the option, exercisable at any time during the Preemptive Offer Period by delivering written notice to the Company (a “Preemptive Offer Acceptance Notice”), to subscribe for the number or amount of such Offered Securities up to its Pro Rata Amount of the total number or amount of Offered Securities proposed to be issued; provided, however, that for purposes of this Section 3.1(b), each Stockholder may aggregate, his, her or its Pro Rata Amount among all Stockholders in his, her or its Group to the extent that such Stockholders in his, her or its Group do not elect to purchase their respective Pro Rata Amount of the Offered Securities. The Company shall notify each Stockholder within five (5) days following the expiration of the Preemptive Offer Period of the number or amount of Offered Securities which such Stockholder has subscribed to purchase.

(c) The Company may issue the part of such Offered Securities as to which Preemptive Offer Acceptances Notices have not been given by the Stockholders (the “Refused Securities”) to the Person identified in, and in accordance with the terms and conditions set forth in, the Preemptive Offer Notice. Any Refused Securities not purchased by such Person (or his designated affiliates) in accordance with this Section 3.1 within sixty (60) days after the date of the Preemptive Offer Notice may not be sold or otherwise disposed of until they are again offered to the Stockholders under the procedures specified in this Section 3.1.

(d) Each Stockholder who elects not to purchase all or any portion of the Offered Securities made available to such Stockholder pursuant to this Section 3.1 hereby waives any and all rights and claims it may have with respect to or arising out of the Offered Securities and the issuance thereof against the Company, any other Stockholder, and each of their respective Representatives and Affiliates.

3.2	Excluded Securities.

The rights of the Stockholders under Section 3.1 shall not apply to the following Securities issued by the Company at any time (the “Excluded Securities”):

(a) Securities issued as “equity kickers” to a third-party bank or other financial institution in connection with any debt financing (it being understood that JPMorgan Chase & Co. and its Affiliates are third-parties with respect to the CCMP Investors);

(b) Securities issued to directors, officers, employees or consultants of the Company or any of its Subsidiaries pursuant to an equity incentive plan or other compensation arrangement approved by the Board;

(c) Securities issued in connection with (i) the acquisition (whether by stock sale, merger, recapitalization, asset sale or similar transaction) of another entity (or portion thereof), provided that such acquisition is approved by the Board or (ii) a joint venture or strategic alliance with another person or entity;

(d) Securities issued as a stock dividend or distribution or upon any stock split or other subdivision or combination of Securities of the Company;

(e) Securities issued upon the exercise, conversion or exchange of any derivative Securities of the Company, issued without violating this Article III; and

(f) Securities issued in a Qualified Public Offering.

ARTICLE IV

CERTAIN COVENANTS

4.1	Board of Directors.

(a) The Board shall consist of seven (7) Directors. The CCMP Investors shall be entitled to nominate five (5) Directors (or all seven (7) directors if the Management Stockholders no longer have the right to elect two directors) and propose their removal, at least one (1) of which may be nominated and removed by CCMP II. The initial nominees of the CCMP Investors shall be Greg Brenneman, Richard Zannino, Joseph Scharfenberger, Richard Emmett, and Neil Davis.

(b) The Majority Management Stockholders shall be entitled to nominate two (2) Directors, so long as the Management Stockholders own, in the aggregate, at least 7% of the outstanding Common Stock. John De Meritt shall serve as a Director nominated by the Management Stockholders for so long as Mr. De Meritt is the Chief Executive Officer of the Company and Kyong Gill shall serve as a Director nominated by the Management Stockholders for so long as Ms. Gill is the Chief Merchandise Officer of the Company. If at any time the Management Stockholders do not own, in the aggregate, at least 7% of the outstanding Common Stock, then the Management Stockholders shall cause the Directors nominated by them to offer to resign immediately from the Board, which resignation may be accepted by the Company when tendered or at any time thereafter. If any such director refuses to tender his or her resignation, the Board may remove such director.

(c) Each nomination or any proposal to remove from the Board any director shall be made by delivering to the Board a notice signed by the party or parties entitled to such nomination or proposal. As promptly as practicable, but in any event upon the earlier of (i) the time immediately prior to the next Board meeting or written consent of the Board or (ii) ten (10) days after delivery of such notice, the Company, the Board and the Stockholders shall take or cause to be taken such actions as may be reasonably required (including, without limitation, amending the Certificate or Bylaws) to cause the election or removal proposed in such notice. Such actions may include calling a meeting or soliciting a written consent of the Board, or calling a meeting or soliciting a written consent of the Stockholders.

(d) At each annual meeting of the holders of the Stockholder Shares, and at each special meeting of the holders of the Stockholder Shares called for the purpose of electing Directors, and at any time at which holders of the Stockholder Shares shall have the right to, or shall, vote for or consent in writing to the election of the members of the Board, each Stockholder shall vote all Stockholder Shares held by such Stockholder for the election to the Board of all individuals nominated in accordance with this Section 4.1 and for the removal from the Board of all Directors proposed to be removed in accordance with this Section 4.1 and shall take all actions reasonably required on its behalf to give effect to the agreements set forth in this Article IV.

(e) The Company shall pay the reasonable out-of-pocket expenses incurred by the Directors, in connection with (i) attending the meetings of the Board and all committees thereof and (ii) conducting any other Company business requested by the Company.

4.2	Information Rights.

(a) From the date hereof until the termination of this Agreement pursuant to Article VIII, (i) the Company agrees to deliver to the Stockholders the Company’s: (i) audited annual financial statements and unaudited quarterly financial statements, (ii) annual business plans showing monthly projected financials and (iii) unaudited monthly financial statements, in each case with respect to each of the items in the foregoing clauses (i), (ii) and (iii), promptly when such items are available, and in any event no later than when such items are provided to the Company’s lenders pursuant to the Company’s principal credit agreement, as may be in effect or amended, modified, supplemented or restated from time to time.

(b) Each Stockholder shall be permitted, during normal business hours and upon reasonable advance notice to the Company, to (i) inspect the properties, books, records, contracts and agreements of the Company and its Subsidiaries for any proper purpose and (in the case of such books, records, contracts and agreements) make copies thereof and (ii) obtain any information reasonably requested by such Stockholder relating to the Company and its Subsidiaries (including, without limitation, by way of telephone conferences or meetings with officers, employees, attorneys, accountants or auditors of the Company or its Subsidiaries); provided, however, that the Company shall not be required to provide access to any (x) personnel records, (y) information which it is legally or contractually required to maintain in confidence, or (z) information which it reasonably determines is highly sensitive.

4.3	Confidentiality.

Except as compelled by law, rule or regulation or administrative or judicial process or proceeding, each Stockholder agrees to not use for its own benefit (except in evaluating the Company and investment and business decisions relating thereto) or disclose to anyone information furnished to it by or on behalf of the Company or its Subsidiaries; provided, however, that any information which (a) at the time of disclosure or thereafter is generally known by the public (other than as a result of its disclosure by such Stockholder in violation of this Section 4.3), (b) has been independently developed or derived by such Stockholder or (c) was or becomes available to such Stockholder on a nonconfidential basis from any Person who is (i) not an employee, director or Affiliate of the Company, (ii) not an advisor, consultant, investment banker, commercial banker, lawyer, accountant or other Representative (or any employee or agent of any of the foregoing) which, in each case, is or has been providing services to the Company or its Subsidiaries, or (iii) to the knowledge of such Stockholder, not otherwise bound by a confidentiality agreement with the Company, shall not be considered to be confidential or proprietary information. If such Stockholder is compelled by law, rule or regulation, or administrative or judicial process or proceeding to disclose any information of the Company or its Subsidiaries, such Stockholder shall promptly inform the Company of any such required disclosure so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 4.3. For purposes of the preceding sentence, such Stockholder may, without liability hereunder, disclose that portion of such information that such Stockholder reasonably concludes in good faith, after consulting with such Stockholder’s counsel, is reasonably necessary to avoid committing a violation of law or regulatory or judicial process; provided, that, such Stockholder must exercise reasonable efforts to preserve the confidentiality of such information, including, by cooperating with the Company’s or its

Subsidiary’s reasonable efforts to obtain an appropriate protective order or other assurance that confidential treatment will be accorded such information. A Stockholder may disclose Company information to (i) a Permitted Transferee who enters into a confidentiality agreement with the Company on terms reasonably acceptable to the Company or (ii) its Representatives who need to know such information to assist such Stockholder. Each Stockholder agrees to cause its Representatives who have received information to comply with this Section 4.3 as if such Representative was a Stockholder. Each Stockholder will be liable for a breach of this Section 4.3 by its Representatives. Notwithstanding the foregoing, such information may be disclosed, to bona-fide prospective purchasers who propose to acquire Stockholder Shares from a Stockholder and to whom such Stockholder Shares may be transferred without violating this Agreement, provided, such Stockholder shall require that any transferee of such information keep such information confidential, consistent with this Section 4.3 and such Stockholder shall remain liable for a breach of this Section 4.3 by the recipient of such confidential information. Notwithstanding the foregoing, nothing in this Section 4.3 shall in any way limit the CCMP Investors or their Affiliates from disclosing information (i) in connection with financial or operating reports made available to the limited partners, investors, managers, members, representatives and advisors of the CCMP Investors (ii) in compliance with the terms the limited partnership or other organizational documents of the CCMP Investors; (iii) in connection with the marketing of investment funds managed or advised, directly or indirectly, by the CCMP Investors or their Affiliates, or (iv) to any Governmental Authority or self-regulatory organization that has jurisdiction over the CCMP Investors or their Affiliates or in any filings or applications made by the CCMP Investors or their Affiliates to such Governmental Authority or self-regulatory organization. In furtherance of the foregoing, each Management Stockholder acknowledges that any information furnished to such Management Stockholder or any member of his, her or its Group by or on behalf of the Company or its Subsidiaries is the sole and exclusive property of the Company and its Subsidiaries, and each Management Stockholder and each member of his, her or its Group shall hold such information in strict confidence, shall not disclose it to any unauthorized Person, and shall not use such information for its own purpose.

4.4	Indemnification Matters; Corporate Opportunities.

(a) Notwithstanding any provision of the Certificate, Bylaws, or other organizational document of the Company or any of its Subsidiaries, or contract to which the Company or any of its Subsidiaries is a party, to the contrary, the Company and each of its Subsidiaries acknowledges and agrees that (i) the Company and its Subsidiaries are, and shall at all times be, the indemnitors of first resort with respect to any and all matters for which advancement of expenses and indemnification are provided by the Company or its Subsidiaries to or on behalf of any Persons designated by the CCMP Investors to serve as a Director (each such Person, an “Indemnitee”), (ii) the obligations of the Company and its Subsidiaries to each Indemnitee are primary, and any obligations of any CCMP Investor or any Affiliate thereof to provide advancement of expenses or indemnification for any losses, claims, damages or liabilities incurred by any Indemnitee and for which the Company or any of its Subsidiaries has agreed (or is otherwise obligated) to indemnify Indemnitee are secondary, (iii) any Indemnitee may be required to seek advancement of expenses and/or indemnification from any other potential source of such advancement or indemnification (including from any CCMP Investor or its Affiliates) only if, and to the extent, that the Company and/or its Subsidiaries are legally and/or financially unable to advance expenses and/or indemnify, as the case may be, to or on behalf of such Indemnitee, and (iv) if any CCMP Investor or any of its Affiliates is obligated to pay, or pays, or causes to be paid for any reason, any expense, loss, claim, damage or liability which the Company or any of its Subsidiaries is otherwise obligated to pay to or on behalf of any Indemnitee, then (x) such CCMP Investor or its Affiliates, as applicable, shall be fully subrogated to and otherwise succeed to all rights of such Indemnitee with respect to such payment, including with respect to rights to claim such amounts from the Company or its Subsidiaries, as applicable; and (y) the Company and/or its Subsidiaries shall reimburse, indemnify and hold harmless the CCMP Investors and their Affiliates, as the case may be, for all such payments actually made by such Person on behalf of or for the benefit of any Indemnitee.

(b) The Company and each of its Subsidiaries hereby unconditionally and irrevocably waives, relinquishes and releases (and covenants and agrees not to exercise, and to cause each of its Affiliates not to exercise), any claims or rights that it or any of its Affiliates may now have or hereafter acquire against any CCMP Investor or Affiliate thereof that arise from or relate to the existence, payment, performance or enforcement obligations of the Company or such Subsidiary under this Agreement or under any indemnification obligation of the Company, such Subsidiary or their respective Affiliates to any Indemnitee, including any right of subrogation, reimbursement, exoneration, contribution or indemnification, whether such right arises in equity or under contract, statute, common law or otherwise, including any right to claim, take or receive from any CCMP Investor or any Affiliate thereof, directly or indirectly, in cash or other property or by set-off or in any other manner, any payment or security or other credit support on account of such claim, remedy or right.

(c) The Company shall defend, indemnify and hold each Securityholder, its Affiliates and direct and indirect partners (including partners of partners and stockholders and members of partners), members, stockholders, directors, officers, employees and agents and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Covered Persons”) harmless from and against any and all losses, claims, damages or liabilities sustained or suffered by any such Covered Person based upon, relating to, arising out of, or by reason of any third party or governmental claims relating to such Covered Person’s status as a Stockholder or controlling person of the Company (including, without limitation, any and all losses, claims, damages or liabilities under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, which relate directly or indirectly to the registration, purchase, sale or ownership of any Securities of the Company or to any fiduciary obligation owed with respect thereto), including, without limitation, in connection with any third party or governmental action or claim relating to any action taken or omitted to be taken or alleged to have been taken or omitted to have been taken by any Covered Person as a stockholder or controlling person, including claims alleging so-called control person liability or securities law liability.

(d) Any amendment or repeal of any indemnification provisions of this Section 4.4, or the certificate of incorporation or bylaws of the Company or any of its Subsidiaries shall not adversely affect any right or protection hereunder or thereunder of any Indemnitee or Covered Person in respect of any act or omission occurring prior to the time of such amendment or repeal (regardless of whether the proceeding relating to such act or omission, or any proceeding relating to such Indemnitee’s rights to indemnification or to advancement of expenses, is commenced before or after the time of such amendment, repeal, modification, or adoption), and any such amendment, repeal, modification, or adoption that would adversely affect such Indemnitee’s or Covered Person’s rights to indemnification or advancement of expenses hereunder shall be ineffective as to such Indemnitee or Covered Person, except with respect to any proceeding that relates to or arises from (and only to the extent such proceeding relates to or arises from) any act or omission of such Indemnitee or Covered Person occurring after the effective time of such amendment, repeal, modification, or adoption.

(e) The Company, each of its Subsidiaries, and each Stockholder recognizes that the CCMP Investors are affiliated with private equity funds and that they, their respective members, partners or investors, invest in, serve on the board of directors and other governing boards of, serve as officers of, provide services to and have minority and controlling ownership interests in, existing and future operating companies. Except for the confidentiality obligations contained in Section 4.3 of this Agreement, nothing in this Agreement or the nature of the existing or any future relationship between any CCMP Investor, on the one hand, and the Company, each of its Subsidiaries or any Stockholder, on the other (whether such relationship is by reason of any CCMP Investor acting as a lender, owner of capital stock or warrants, landlord, service provider or otherwise), will prohibit any CCMP Investor from engaging in any activity or business opportunity whatsoever for its own account or will require any CCMP Investor to make any business opportunity available to the Company or its Subsidiaries, in each case, even if such activity or business opportunity competes with the business conducted by the Company or its Subsidiaries.

(f) The Company and each of its Subsidiaries hereby renounces any interest or expectancy in any business opportunity, transaction or other matter in which any CCMP Investor participates or desires to participate and that involves any aspect related to the business conducted by the Company or any of its Subsidiaries, other than a business opportunity that comes to the attention of such CCMP Investor solely because of the presence of such CCMP Investor’s designee on the Board or the board of any Subsidiary (each such business opportunity, a “Renounced Business Opportunity”). No CCMP Investor shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company or any of its Subsidiaries, and any CCMP Investor may pursue any Renounced Business Opportunity solely for its own account.

(g) To the extent that the Company or any of its Subsidiaries creates or acquires (by merger or otherwise) a new Subsidiary, it shall cause such new Subsidiary to become a party to, to be bound by, and to comply with the provisions of this Section 4.4 in the same manner as if such entity were an original signatory to this Agreement.

4.5	Minority Protections.

(a) For so long as John De Meritt is the Chief Executive Officer of the Company, he shall have the right to approve, in his reasonable discretion, the hiring and termination of all officers and employees of the Company, other than (i) the termination of the Chief Executive Officer, and (ii) the termination of any officer or employee of the Company for cause, as reasonably determined by the Board.

(b) For so long as the Management Stockholders own, in the aggregate, not less than 7% of the outstanding Common Stock, the Majority Management Stockholders shall have the right to approve, in their reasonable discretion, any transaction between the Company or any of its Subsidiaries, on the one hand, and the CCMP Investors or any of their Affiliates, on the other hand, other than those transactions on terms that the Board determines are, taken as a whole, no less favorable to the Company than would reasonably be expected to be obtained in an arms-length transaction.

4.6 2007 Stock Incentive Plan. The parties hereto acknowledge and agree that, as of the Closing Date, the number of shares of Common Stock available for issuance pursuant to the Company’s 2007 Stock Incentive Plan shall be increased to 6,301, and the 2007 Stock Incentive Plan shall be deemed to be amended hereby to reflect the foregoing.

ARTICLE V

REGISTRATION RIGHTS

5.1	Required Registration.

(a) The Company shall promptly use its best efforts to effect the registration of Registrable Shares under the Securities Act (i) at any time after the CCMP Investors shall request that the Company effect the registration of such Registrable Shares under the Securities Act and (ii) at any time following the 12 month anniversary of a Qualified Public Offering upon the request of the holders of a majority of Registrable Shares held by the Management Stockholders (the CCMP Investors or Management Stockholders making such request, as applicable, the “Requesting Stockholders”), in each case, to be effected as a shelf registration if so requested by the Requesting Stockholders.

(b) Notwithstanding anything contained in this Section 5.1 to the contrary, the Company shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

(i) The Company shall not be obligated to use its best efforts to file and cause to become effective (A) more than five (5) registration statements initiated pursuant to Section 5.1(a)(i) above or (B) more than one (1) registration statement initiated pursuant to Section 5.1(a)(ii) above, on Form S-1 promulgated under the Securities Act (or any successor form thereto); provided, however, if the Requesting Stockholders are unable to sell at least a majority of the Registrable Shares requested by such Requesting Stockholders to be included in any registration pursuant to Section 5.1(a)(i) or Section 5.1(a)(ii) as a result of an underwriter’s cutback pursuant to Section 5.1(b)(iii), then such registration shall not count as a requested registration for purposes of this Section 5.1(b)(i).

(ii) The Company may delay the filing or effectiveness of any registration statement for a period of up to ninety (90) days after the date of a request for registration pursuant to Section 5.1(a), Section 5.1(a)(ii) or Section 5.3 if at the time of such request: (X) the Company is engaged, or has fixed plans to engage within ninety (90) days of the time of such request, in a firm commitment underwritten Public Offering of Primary Shares in which the holders of Registrable Shares have been or will be permitted to include all the Registrable Shares so requested to be registered pursuant to Section 5.2 or (Y) the Board reasonably determines that such registration and offering would interfere with any Material Transaction involving the Company; or (Z) within the last forty-five (45) days the Company has completed a firm commitment underwritten Public Offering of Primary Shares in which the holders of Registrable Shares were permitted to include all the Registrable Shares requested to be registered pursuant to Section 5.2; provided, however, that the Company shall only be entitled to invoke its rights under this Section 5.1(b)(ii) one time with respect to a request made pursuant to Section 5.1(a)(i) and one time with respect to a request made pursuant to Section 5.1(a)(ii) during any 12-month period without the consent of Requesting Stockholders;

(iii) With respect to any registration pursuant to this Section 5.1 or Section 5.3, (a) the Company shall give prompt notice of such registration to each Stockholder, and shall offer to and shall include in such proposed registration any Registrable Shares requested to be included in such proposed registration by each Stockholder, provided that such Stockholder responds in writing to the Company’s notice within thirty (30) days after delivery by the Company of such notice (which response shall specify the number of Registrable Shares such Stockholder is requesting to include in such registration), and (b) the Company may include in such registration any Primary Shares or Other Shares; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Registrable Shares proposed to be included in such registration, then the number of Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration shall be included in the following order:

(A) first, the Registrable Shares owned by the Stockholders (including those requesting registration pursuant to Section 5.1 and Section 5.2), pro rata based upon the number of Registrable Shares owned by the Stockholders; provided, that if the managing underwriter advises the Company that the inclusion of all Registrable

Shares proposed to be included in such registration would materially adversely affect the offering and sale (including pricing) of all such Securities, then the number of Registrable Shares to be included in such registration shall be allocated among the Stockholders on a pro rata basis in accordance with the number of Registrable Shares owned by the Stockholder who has requested inclusion;

(B) second, the Primary Shares; and

(C) third, the Other Shares;

provided, that at the election of the Company, (i) any registration pursuant to this Section 5.1 may be converted into a registration pursuant to Section 5.2 (in which event, such registration shall not be deemed to be a registration requested under Section 5.1(a) or count against the limitations on such registration requests set forth in Section 5.1(b)) or (ii) with the consent of the Requesting Stockholders, the Primary Shares may be set at the same priority level as the Registrable Shares thereby being cutback on a pro rata basis based upon the number of Registrable Shares and Primary Shares requested to be included in such Registration Statement by the Stockholders and the Company.

(c) If the holders of the Registrable Shares requesting to be included in a registration pursuant to Section 5.1(a) or Section 5.3 so elect, the offering of such Registrable Shares pursuant to such registration shall be in the form of an underwritten Public Offering. The holders of a majority of the Registrable Shares to be registered shall select one or more nationally recognized firms of investment bankers reasonably acceptable to the Company to act as the lead managing underwriter or underwriters in connection with such offering.

(d) At any time before the registration statement covering such Registrable Shares becomes effective, the Requesting Stockholders may request the Company to withdraw or not to file the registration statement. In that event, unless such request of withdrawal was caused by, or made in response to, (i) a material adverse effect or a similar event related to the business, properties, condition, or operations of the Company not known (without imputing the knowledge of any other Person to such holders) by the Requesting Stockholders at the time their request was made, or other material facts not known to such Requesting Stockholders at the time their request was made, or (ii) a material adverse change in the financial markets, the holders of Registrable Securities shall be deemed to have used one of their registration rights under Section 5.1(a); provided, however, that such withdrawn registration shall not count as a requested registration pursuant to Section 5.1(a)(i) or Section 5.1(a)(ii), as applicable, for purposes of Section 5.1(b)(i) above if the Company shall have been reimbursed (in the absence of any agreement to the contrary, pro rata by the Requesting Stockholders) for all out-of-pocket expenses incurred by the Company in connection with such withdrawn registration.

(e) If, after it has become effective, (i) such registration statement has not been kept continuously effective for a period of at least 180 days (or such shorter period which will terminate when all the Registrable Shares covered by such registration statement have been sold pursuant thereto), (ii) such registration requested pursuant to Section 5.1(a)(i) or Section 5.1(a)(ii), as applicable, becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived, other than by reason of some act or omission by the Requesting Stockholders, such registration shall not count as a requested registration pursuant to Section 5.1(a)(i) or Section 5.1(a)(ii), as applicable.

5.2	Piggyback Registration.

(a) If the Company, at any time, proposes for any reason to register any of its Primary Shares (in any event either for its own account or for the account of other security holders) under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor forms thereto), it shall give written notice to the Stockholders of its intention to so register such Primary Shares at least 30 days before the initial filing of the registration statement related thereto and, upon the request, delivered to the Company within 20 days after delivery of any such notice by the Company, of the Stockholders to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter, if any, advises the Company that the inclusion of all Primary Shares and Registrable Shares requested to be included in such registration would interfere with the successful marketing (including pricing) of the shares of Common Stock proposed to be registered by the Company, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the order set forth below:

(i) first, the Primary Shares;

(ii) second, the Registrable Shares owned by the Stockholders requesting that their Registrable Shares be included in such registration pursuant to the terms of this Section 5.2, pro rata based upon the number of Registrable Shares owned by each such Stockholder at the time of such registration; and

(iii) third, the Other Shares.

(b) No registration effected pursuant to this Section 5.2 shall relieve the Company of its obligation to effect any registration upon request under Section 5.1 hereof, nor shall any registration hereunder be deemed to have been effected pursuant to Section 5.1. The Company will pay all expenses of registration in connection with each registration pursuant to this Section 5.2.

(c) The number of requests permitted by the Stockholders pursuant to this Section 5.2 shall be unlimited.

5.3	Registration on Form S-3 or Form S-3ASR.

(a) Subject to Section 5.3(c), at such time as the Company (i) shall have qualified for the use of Form S-3 or any other form which permits incorporation of substantial information by reference to other documents filed by issuer with the Commission (“Form S-3”), or (ii) is a Well-Known Seasoned Issuer, each Stockholder shall have the right to request registrations on Form S-3 or Form S-3ASR, as applicable, and to effect a registration under the Securities Act of Registrable Shares in accordance with this Section 5.3.

(b) If the Company shall be requested in writing by any Stockholder to effect a registration under the Securities Act of Registrable Shares in accordance with this Section 5.3, then the Company shall promptly give written notice of such proposed registration to each other Stockholder and shall offer to and shall include in such proposed registration any Registrable Shares requested to be included in such proposed registration by each other Stockholder; provided, that such other Stockholder responds in writing to the Company’s notice within thirty (30) days after delivery by the Company of such notice (which response shall specify the number of Registrable Shares such other Stockholder is requesting to include in such registration). The Company shall promptly use its commercially reasonable efforts to effect such registration on Form S-3, providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of the Registrable Shares that the Company has been so requested to register.

(c) The Company shall not be obligated to effect any registration under the Securities Act requested by the any Stockholder under this Section 5.3 if the anticipated gross offering price of all Registrable Shares to be included therein would be less than $10,000,000.

(d) The Stockholders shall have an unlimited number of requests under this Section 5.3.

5.4	Holdback Agreement.

(a) If the Company at any time shall register an offering and sale of shares of Common Stock under the Securities Act in an underwritten Public Offering (i) pursuant to an initial Public Offering or (ii) pursuant to any other registration under the Securities Act (other than on Form S-4 or Form S-8), no Stockholder shall sell, make any short sale of, grant any option for the purchase of, or otherwise Transfer any Registrable Shares, including a sale pursuant to Rule 144, (other than (A) those Registrable Shares included in such registration pursuant to Sections 5.1, 5.2 or 5.3; (B) a Transfer without consideration by a Stockholder that is a limited liability company or limited partnership to its members, partners or investment advisors; or (C) subject to the consent of the underwriters, a Permitted Transfer to a member of such Transferor’s Group) without the prior written consent of the Company for a period and on other terms as shall be determined by the lead underwriters and that is for the same period and on substantially similar terms as agreed to by the CCMP Investors; provided, that such period shall not exceed 180 days following the effective date of such registration without the prior written consent of such Stockholder.

(b) If the Company at any time pursuant to Section 5.1 shall register under the Securities Act an offering and sale of Registrable Shares held by Stockholders for sale to the public pursuant to an underwritten Public Offering, the Company shall not, without the prior written consent of the lead underwriters for such offering, effect any public sale or distribution of Securities similar to those being registered, or any securities convertible into or exercisable or exchangeable for such securities, for such period as shall be determined by the lead underwriters and that is for the same period and on substantially similar terms as agreed to by the CCMP Investors.

5.5	Preparation and Filing.

If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of an offering and sale of any Registrable Shares, the Company shall, as expeditiously as practicable:

(a) use its best efforts to cause a Registration Statement that registers such offering of Registrable Shares to contain a “Plan of Distribution” that permits the distribution of Securities pursuant to all means in compliance with Law, and to cause such Registration Statement to become and remain effective pursuant to the terms of this Agreement for a period of 180 days or until all of such Registrable Shares have been disposed of (if earlier);

(b) furnish, at least five (5) Business Days before filing a Registration Statement that registers such Registrable Shares, a Prospectus relating thereto and any amendments or supplements relating to such Registration Statement or Prospectus, to one counsel selected by the CCMP Investors for the benefit of the Stockholders whose Registrable Shares are to be covered by such Registration Statement (the “Stockholders’ Counsel”), copies of all such documents proposed to be filed (it being understood that such 5 Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances), and shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as the Stockholders whose Registrable Shares are to be covered by such Registration Statement may reasonably propose;

(c) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of at least 180 days or until all of such Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the offering and sale or other disposition of such Registrable Shares;

(d) notify the Stockholders’ Counsel promptly in writing of (i) any comments by the Commission with respect to such Registration Statement or Prospectus, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto; (ii) the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or Prospectus or any amendment or supplement thereto or the initiation of any proceedings for that purpose; and (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(e) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Shares reasonably requests and do any and all other acts and things that may reasonably be necessary or advisable to enable such seller of Registrable Shares to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller;

(f) furnish to each seller of such Registrable Shares such number of copies of a summary Prospectus or other Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller of Registrable Shares may reasonably request in order to facilitate the Public Offering and sale or other disposition of such Registrable Shares (to the extent not publicly available on EDGAR or the Company’s website);

(g) use its best efforts to cause such offering and sale of Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Shares;

(h) notify on a timely basis each seller of such Registrable Shares at any time when a Prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in Section 5.5(b) of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i) make available for inspection by any seller of such Registrable Shares, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the “Inspectors”), all pertinent financial, business and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall reasonably be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such Registration Statement (and any of the Information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (A) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Statement; (B) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; (C) such Information has been made generally available to the public; or (D) the seller of Registrable Shares agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential);

(j) use its best efforts to obtain from its independent certified public accountants a “cold comfort” letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a “cold comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent certified public accountants and addressed to the selling Stockholders, the Board, and the underwriter, if any, in customary form and covering such matters of the type customarily covered by cold comfort letters;

(k) use its best efforts to obtain, from its counsel, an opinion or opinions in customary form (which shall also be addressed to the Stockholders selling Registrable Shares in such registration);

(l) have appropriate officers of the Company prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, and other information meetings organized by the underwriters, take other actions to obtain ratings for any Registrable Shares (if they are eligible to be rated) and otherwise use its best efforts to cooperate as reasonably requested by the sellers of such Registrable Shares in the offering, marketing or selling of such Registrable Shares;

(m) provide a transfer agent and registrar (which may be the same Person and which may be the Company) for such Registrable Shares;

(n) issue to any underwriter to which any seller of Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

(o) list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Registrable Shares for quotation on the automated quotation system of the NASDAQ, National Market System, Euronext or such other national securities exchange as the holders of a majority of such Registrable Shares included in such registration shall request;

(p) register such Registrable Shares under the Exchange Act, and otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but not later than eighteen (18) months after the effective date, earnings statements (which need not be audited) covering a period of twelve (12) months beginning within three (3) months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

(q) use its best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

5.6	Expenses.

Except as expressly provided otherwise, all expenses incident to the Company’s performance of or compliance with Sections 5.1, 5.2, 5.3 and 5.5, including, without limitation, (a) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange, the Commission and FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of FINRA); (b) all fees and expenses of compliance with state securities or “blue sky” laws (including fees and disbursements of counsel for the underwriters or Stockholders in connection with “blue sky” qualifications of the Registrable Shares and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters may designate); (c) all printing and related messenger and delivery expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with The Depository Trust Company and of printing prospectuses, all fees and disbursements of counsel for the Company and of all independent certified public accountants of the issuer (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance); (d) Securities Act liability insurance if the Company so desires or the underwriters so require; (e) all fees and expenses incurred in connection with the listing of the Registrable Shares on any securities exchange and all rating agency fees; (f) all reasonable fees and disbursements of one lead counsel (plus appropriate special and local counsel) selected by the CCMP Investors for the benefit of all Stockholders whose Registrable Shares are to be covered by such Registration Statement to represent such Persons in connection with such registration (it being understood that all other expenses incurred by a Stockholders shall be borne by such Stockholder); (g) all fees and disbursements of underwriters customarily paid by the issuer or sellers of securities, excluding underwriting fees, commissions, discounts and allowances, if any, and fees and disbursements of counsel to underwriters (other than such fees and disbursements incurred in connection with any registration or qualification of Registrable Shares under the securities or “blue sky” laws of any state); and (h) fees and expenses of other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne by the Company, regardless of whether the Registration Statement becomes effective. In addition, the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company.

5.7	Indemnification.

(a) In connection with any registration of any offering and sale of Registrable Shares under the Securities Act pursuant to this Agreement, the Company and its Subsidiaries shall indemnify and hold harmless the seller of such Registrable Shares, each underwriter, broker or any other Person acting on behalf of such seller, each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act and each Representative of any of the foregoing Persons, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing Persons may become subject, whether commenced or threatened, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Shares were registered, any preliminary Prospectus or final Prospectus contained therein, any offering circular, offering memorandum or Disclosure Package, or any amendment or supplement thereto, or any document incident to registration or qualification of any offering and sale of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any Prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company or any of its Subsidiaries of the Securities Act or state securities or blue sky laws applicable to the Company or any of its Subsidiaries and relating to action required or inaction of the Company or its Subsidiaries in connection with such registration or qualification under such state securities or blue sky laws, and the Company and its Subsidiaries shall promptly reimburse such seller, underwriter, broker, controlling Person or Representative for any legal or other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor its Subsidiaries shall be liable to any such Person to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, preliminary Prospectus, amendment thereto, or any document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company or its Subsidiaries through an instrument duly executed by such Person, or a Person duly acting on their behalf, specifically for use in the preparation thereof; provided, further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement or allegedly untrue statement in, or omission or alleged omission made in any Prospectus but eliminated or remedied in the final Prospectus (filed pursuant to Rule 424 of the Securities Act) or any amendment or supplement thereof, such indemnity agreement shall not inure to the benefit of any indemnified party from whom the Person asserting any loss, claim, damage, liability or expense purchased the Registrable Shares which are the subject thereof, if a copy of such final Prospectus, amendment or supplement had been timely made available to such indemnified person and such final Prospectus, amendment or supplement was not delivered to such Person with or prior to the written confirmation of the sale of such Registrable Shares to such Person.

(b) In connection with any registration of an offering and sale of Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares severally, and not jointly, shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.7(a)) the Company, its Subsidiaries, each underwriter or broker involved in such offering, each other seller of Registrable Shares under such Registration Statement, each Person who controls any of the foregoing Persons within the meaning of the Securities Act and any Representative of the foregoing Persons with respect to any untrue statement or allegedly untrue statement in or omission or alleged omission from such Registration Statement, any preliminary Prospectus, final Prospectus or Free Writing Prospectus contained therein, any amendment or supplement thereto or any document incident to registration or qualification of any such offering and sale of Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company, its Subsidiaries, or such underwriter through an instrument duly executed by such seller or a Person duly acting on such seller’s behalf specifically for use in connection with the preparation of such Registration Statement, preliminary Prospectus, final Prospectus, Free Writing Prospectus, amendment or supplement; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 5.7, such indemnified party will, if a claim in respect thereof is not made against an indemnifying party, give written notice to the latter of the commencement of such action (provided, however, that an indemnified party’s failure to give such notice in a timely manner shall only relieve the indemnification obligations of an indemnifying party to the extent such indemnifying party is materially prejudiced by such failure). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded (based upon the written advice of counsel) that there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or in conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 5.7, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any one lead counsel (plus appropriate special and local counsel) retained by the indemnified party that are reasonably related to the matters covered by the indemnity agreement provided in this Section 5.7; provided, further, that, if there is more than one indemnified party, then the indemnifying party shall only be required to reimburse the expenses for the lead counsel (plus appropriate special and local counsel) approved in writing by the indemnified party or parties (as applicable) holding a majority of the Registrable Shares held by all indemnified parties.

(d) If the indemnification provided for in this Section 5.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or liability referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations; provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraud shall be entitled to indemnification or contribution hereunder.

(e) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the transfer of Registrable Shares.

5.8	Underwriting Agreement.

(a) Notwithstanding the provisions of Sections 5.4, 5.5 and 5.7, to the extent that the Stockholders selling Registrable Shares in a proposed registration shall enter into an underwriting or similar agreement that contains provisions covering one or more issues addressed in such Sections of this Agreement, the provisions contained in such Sections of this Agreement addressing such issue or issues shall be of no force or effect with respect to such registration, but this provision shall not apply to the Company if the Company is not a party to the underwriting or similar agreement.

(b) If any registration pursuant to Sections 5.1 or 5.3 is requested to be an underwritten Public Offering, the Company shall negotiate in good faith to enter into a reasonable and customary underwriting agreement with the underwriters thereof. The Company shall be entitled to receive indemnities from lead institutions, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement and to the extent customarily given their role in such distribution.

(c) No Stockholder may participate in any registration hereunder that is underwritten unless such Stockholder agrees to sell such Stockholder’s Registrable Shares proposed to be included therein on the basis provided in any underwriting arrangements reasonably acceptable to the Company in the case of an offering of Primary Shares, or, in the case of an offering pursuant to Section 5.1 hereof, reasonably acceptable to the Company and the Requesting Stockholders.

5.9	Information by Holder.

Each holder of Registrable Shares to be included in any registration shall furnish to the Company and the managing underwriter such written information regarding such holder and the distribution proposed by such holder as the Company or the managing underwriter may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. Each Stockholder shall as expeditiously as possible, notify the Company of the occurrence of any event concerning such Stockholder as a result of which the Prospectus relating to such registration contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.10	Exchange Act Compliance.

From and after the date a registration statement is filed by the Company pursuant to the Exchange Act relating to the Company’s Securities and shall have become effective, the Company shall comply with all of the reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission that are conditions to the availability of Rule 144 for the sale of the Common Stock. The Company shall cooperate with each Stockholder in supplying such information as may be necessary for such Stockholder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

5.11	Suspension.

Anything contained in this Agreement to the contrary notwithstanding, the Company may (not more than once with respect to any registration) with the written consent of the CCMP Investors, by notice in writing to each holder of Registrable Shares to which a Prospectus relates, require such holder to suspend, for up to 90 days (the “Suspension Period”), the use of any Prospectus included in a registration statement filed under this Article V if a Material Transaction exists that would require an amendment to such registration statement or supplement to such Prospectus (including any such amendment or supplement made through incorporation by reference to a report filed under Section 13 of the Exchange Act). The period during which such Prospectus must remain effective shall be extended by a period equal to the Suspension Period. The Company may (but shall not be obligated to) withdraw the effectiveness of any registration statement subject to this provision.

ARTICLE VI

SECURITIES LAW COMPLIANCE; LEGENDS

6.1	Restriction on Transfer.

In addition to any other restrictions on the Transfer of any Stockholder Shares contained in this Agreement, the Stockholders shall not Transfer any Stockholder Shares except in compliance with the conditions specified in this Article VI.

6.2	Restrictive Legends.

Each certificate for Stockholder Shares shall (unless otherwise provided by the provisions of Section 6.4) be stamped or otherwise imprinted with a legend in substantially the following terms:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS.”

6.3	Notice of Transfer.

The holder of any Stockholder Shares, by his or its acceptance or purchase thereof, agrees, prior to any Transfer of any such Stockholder Shares (except pursuant to an effective Registration Statement), to give written notice to the Company of such holder’s intention to effect such Transfer and agrees to comply in all other respects with the provisions of this Article VI. Each such notice shall describe the manner and circumstances of the proposed Transfer and, unless waived by the Company, shall be accompanied by the written opinion, addressed to the Company, of counsel for the holder of such Stockholder Shares (which counsel shall be reasonably satisfactory to the Company; provided, that if such holder is a CCMP Investor, the opinion of its in-house counsel shall be deemed acceptable to the Company), stating that in the opinion of such counsel (which opinion shall be reasonably satisfactory to the Company) such proposed Transfer does not involve a transaction requiring registration of such Stockholder Shares under the Securities Act. Each certificate or other instrument evidencing the Stockholder Shares issued upon the Transfer of any Stockholder Shares (and each certificate or other instrument evidencing any untransferred balance of such Stockholder Shares) shall bear the legend set forth in Section 6.2) unless (i) in such opinion of such counsel registration of future transfer is not required by the applicable provisions of the Securities Act or (ii) the Company shall have waived the requirement of such legend.

6.4	Removal of Legends, Etc.

Notwithstanding the foregoing provisions of this Article VI, the restrictions imposed by Sections 6.1, 6.2 and 6.3 upon the transferability of any Stockholder Shares shall cease and terminate when (a) such Stockholder Shares are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in a Registration Statement or are sold or otherwise disposed of in a transaction contemplated by Section 6.3 which does not require that the Stockholder Shares transferred bear the legend set forth in Section 6.2, or (b) the holder of such Stockholder Shares has met the requirement of Transfer of such Stockholder Shares pursuant to Rule 144(b)(1). Whenever the restrictions imposed by Sections 6.1, 6.2 and 6.3 shall terminate, as herein provided, the holder of any Stockholder Shares shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in Section 6.2 and not containing any other reference to the restrictions imposed by Sections 6.1, 6.2 and 6.3.

6.5	Additional Legend.

(a) Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the Transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS’ AGREEMENT DATED AS OF FEBRUARY 26, 2010 (AS AMENDED, MODIFIED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME, THE “AGREEMENT”), AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S STOCKHOLDERS. THE TERMS OF THE AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFERS. A COPY OF THE AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(b) The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with the terms of this Agreement.

6.6	Future Stockholders.

Any Permitted Transferee or member of any Stockholder Group to which any Stockholder Shares are Transferred shall execute a Joinder Agreement; provided, that the foregoing requirement shall not apply to Stockholder Shares sold in a registered offering or Transferred in accordance with Rule 144. Unless the CCMP Investors agree otherwise, whenever the Company issues or otherwise sells Securities issued by the Company to any Person who is not a Stockholder, it will obtain a Joinder Agreement from such Person and, if such Person is an individual, a spousal consent from such Person’s spouse in the form attached as Exhibit B hereto. Such Person shall become an Other Stockholder, unless such Person is: (i) an Affiliate of a CCMP Investor, in which case such Person shall become a CCMP Investor; or (ii) an employee of the Company or an Affiliate of such employee, in which case such Person shall become a Management Stockholder (it being understood that clause (ii) supersedes clause (i) above).

ARTICLE VII

AMENDMENT AND WAIVER

7.1	Amendment.

Except as expressly set forth herein, the provisions of this Agreement may only be amended or waived with the prior written consent of (a) the Company, and (b) the holders of a majority of shares of Common Stock held by each of (i) the CCMP Investors and (ii) the Management Stockholders.

7.2	Waiver.

No course of dealing between the Company and the Stockholders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

ARTICLE VIII

TERMINATION

The provisions of this Agreement will terminate upon the earlier to occur of (i) the date that no Stockholder Shares are outstanding, (ii) the effective date of a Qualified Public Offering by the Company or (iii) the consummation of a Liquidity Event; provided, that Article I (Definitions; Rules of Construction), Section 4.4 (Indemnification Matters; Corporate Opportunities), Article V (Registration Rights), Article VI (Securities Law Compliance; Legends), Article VII (Amendment and Waiver), Article VIII (Termination) and Article IX (Miscellaneous) will survive after a Qualified Public Offering.

ARTICLE IX

MISCELLANEOUS

9.1	Severability.

It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

9.2	Entire Agreement.

This Agreement, the Stock Purchase Agreements, and the Employment Agreements embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any and all prior and contemporaneous understandings, agreements, arrangements or representations by or among the parties, written or oral, which may relate to the subject matter hereof or thereof in any way. The parties hereto acknowledge and agree that (i) this Agreement, the Stock Purchase Agreements, and the Employment Agreements include provisions related to the same or similar rights and obligations of the parties hereto and thereto, as applicable, including with respect to non-competition, non-solicitation and confidentiality restrictions, among others, and (ii) all such provisions, whether contained in this Agreement, the Stock Purchase Agreements, or the Employment Agreements, are intended by the parties hereto and thereto, as applicable, to co-exist with and apply in addition to, and not in lieu or modification of, any provisions contained in any other agreement.

9.3	Independence of Agreements and Covenants.

All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial agreement or covenant.

9.4	Successors and Assigns.

Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and permitted assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and permitted assigns of each of them, so long as they hold Stockholder Shares. Except as specifically set forth herein, the Company may not assign its rights or obligations hereunder without the prior written consent of the CCMP Investors; provided, that notwithstanding any such assignment by the Company, the Company shall remain liable for its obligations hereunder.

9.5	Counterparts; Facsimile Signatures; Validity.

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

9.6	Remedies.

(a) Each Stockholder shall have all rights and remedies reserved for such Stockholder pursuant to this Agreement and all rights and remedies which such holder has been granted at any time under any other agreement or contract and all of the rights which such holder has under any law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

(b) The parties hereto agree that if any parties seek to resolve any dispute arising under this Agreement pursuant to a legal proceeding, the prevailing parties to such proceeding shall be entitled to receive reasonable fees and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceedings.

(c) It is acknowledged that it will be impossible to measure in money the damages that would be suffered by any party hereto if any other Person party hereto fails to comply with any of the obligations imposed on it upon them in this Agreement and that in the event of any such failure, the aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Any such aggrieved party shall, therefore, be entitled to equitable relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

9.7	Notices.

All notices, amendments, waivers or other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telecopied, sent by nationally recognized overnight courier or mailed by registered or certified mail with postage prepaid, return receipt requested, to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to the Company:

Francesca’s Holdings Corporation

4709 Allen Street

Houston, Texas 77007

Attention: John De Meritt

Fax Number: (713) 426-2751

with a copy to:

CCMP Capital Advisors, LLC

245 Park Avenue, 16th Floor

New York, New York 10167-2043

Attention: Stephen P. Murray

Fax Number: (917) 464-7465

with a further copy to:

O’Melveny & Myers LLP

7 Times Square

New York, New York 10036

Attention: Harvey M. Eisenberg, Esq.

Fax Number: (212) 326-2061

(b) if to any Stockholder, to it at its address set forth on Schedule I attached hereto; or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been given and received (a) when delivered, if personally delivered; (b) when sent, if sent by telecopy on a Business Day (or, if not sent on a Business Day, on the next Business Day after the date sent by telecopy); (c) on the next Business Day after dispatch, if sent by nationally recognized overnight courier guaranteeing next Business Day delivery; and (d) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.

9.8	Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF

DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. EACH PARTY AGREES AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR, FOR THE PURPOSES OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND HEREBY WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING RELATING HERETO, THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS. EACH PARTY IRREVOCABLY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY SUCH COURT.

9.9	Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.10	Further Assurances.

Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby or thereby.

9.11	Conflicting Agreements.

No Stockholder shall enter into any stockholder agreements or arrangements of any kind with any Person with respect to any Stockholder Shares on terms inconsistent with the provisions of this Agreement (whether or not such agreements or arrangements are with other Stockholders or with Persons that are not parties to this Agreement), including agreements or arrangements with respect to the acquisition or disposition of Stockholder Shares in a manner which is inconsistent with this Agreement. The Parties hereto hereby agree to take all actions necessary or desirable to terminate (a) the Investor Agreement, dated April 16, 2007, among the Company and certain Company securityholders; (b) the Professional Services Agreement, dated April 16, 2007, between Bear Growth and the Company; and (c) the Series A Convertible Preferred Stock Certificate of Designations of the Company.

9.12	Third Party Reliance.

(a) Anything contained herein to the contrary notwithstanding, the covenants of the Company contained in this Agreement (a) are being given by the Company as an inducement to the Stockholders to enter into this Agreement (and the Company acknowledges that the Stockholders have expressly relied thereon) and (b) are solely for the benefit of the Stockholders. Accordingly, no third party (including, without limitation, any holder of capital stock of the Company) or anyone acting on behalf of any thereof other than the Stockholders, shall be a third party or other beneficiary of such covenants and no such third party shall have any rights of contribution against the Stockholders or the Company with respect to such covenants or any matter subject to or resulting in indemnification under this Agreement or otherwise.

(b) None of the provisions hereof shall create, or be construed or deemed to create, any right to employment in favor of any Person by the Company.

9.13	Issuance of Fractional Shares.

The Stockholders acknowledge and agree that, notwithstanding any provision to the contrary in that certain Series A Convertible Preferred Stock Certificate of Designations, Preferences and Rights of the Company, dated as of April 13, 2007, the Company may issue fractional shares of Common Stock in connection with the conversion of Series A Preferred Stock (as such term is defined in the Bear Growth Purchase Agreement) into Common Stock, as contemplated by the Bear Growth Purchase Agreement.

9.14	Joinder of Spouses.

All individual Stockholders who are married shall, concurrent with their execution of this Agreement, deliver an executed spousal consent in the form attached hereto as Exhibit B.

*******

IN WITNESS WHEREOF, the undersigned have duly executed this Stockholders’ Agreement as of the date first written above.

FRANCESCA’S HOLDINGS CORPORATION

By:	/s/ John De Meritt
Name: John De Meritt
Title: President and Chief Executive Officer

CCMP CAPITAL INVESTORS II, L.P.

By: CCMP Capital Associates, L.P.
Its: General Partner

By:	CCMP Capital Associates GP, LLC
Its: General Partner

By:	/s/ Stephen P. Murray
Name: Stephen P. Murray
Title: President and Chief Executive Officer

CCMP CAPITAL INVESTORS (CAYMAN) II, L.P.

By:	CCMP Capital Associates, L.P.
Its: General Partner

By:	CCMP Capital Associates GP, LLC
Its: General Partner

By:	/s/ Stephen P. Murray
Name: Stephen P. Murray
Title: President and Chief Executive Officer

THE MANAGEMENT STOCKHOLDERS

/s/ Chong Yi
Chong Yi

/s/ Kyong Gill
Kyong Gill

/s/ Insuk Koo
Insuk Koo

/s/ John De Meritt
John De Meritt

Chong On Yi 2010 GRAT

/s/ Authorized Signatory
By:
its Trustee

/s/ Kal Malik
Kal Malik

THE FOLLOWING ARE PARTY TO THIS AGREEMENT SOLELY FOR PURPOSES OF SECTION 4.4, SECTION 5.7, AND ARTICLE IX:

FRANCESCA’S COLLECTIONS, INC.

By:	/s/ John De Meritt
Name: John De Meritt
Title: President and Chief Executive Officer

Schedule I

Stockholders

Name and Address of Stockholders	Number and Type of Stockholder Shares*

CCMP Capital Investors II, L.P.

c/o CCMP Capital Advisors, LLC

245 Park Avenue, 16th Floor

New York, NY 10167

Attention: Stephen P. Murray

Facsimile: (917) 464-7465

with a copy (which does not constitute notice) to:

O’Melveny & Myers LLP

7 Times Square

New York, NY 10036

Attention: Harvey M. Eisenberg, Esq.

Fax Number: (212) 326-2061

72,617.308802280 shares of Common Stock

CCMP Capital Investors (Cayman) II, L.P.

c/o CCMP Capital Advisors, LLC

245 Park Avenue, 16th Floor

New York, NY 10167

Attention: Stephen P. Murray

Facsimile: (917) 464-7465

with a copy (which does not constitute notice) to:

O’Melveny & Myers LLP

7 Times Square

New York, NY 10036

Attention: Harvey M. Eisenberg, Esq.

Fax Number: (212) 326-2061

9,679.131197720 shares of Common Stock

Chong Yi 1905 Kipling Street Houston, TX 77098 (713) 861-6336 Email: jon@francescas.net	3,495 shares of Common Stock

Kyong Gill 11702 Brandon Way Houston, TX 77024 (713) 864-1358 Email: kyong@francescas.net	3,496 shares of Common Stock

Name and Address of Stockholders	Number and Type of Stockholder Shares*

Insuk Koo 102 Willowend Drive Houston, TX 77024 (713) 861-6336 Email: sue@francescas.net	3,496 shares of Common Stock

John De Meritt 6435 Pineshade Lane Houston, TX 77008 (713) 864-1358 Email: johnd@francescas.net	3,000 shares of Common Stock

Kal Malik 1209 Birdsall Street Houston, TX 77007 (832) 494-2249 Email: kmalik@francescas.net	500 shares of Common Stock

Exhibit A

Joinder Agreement

The undersigned is executing and delivering this Joinder Agreement pursuant to the Stockholders’ Agreement dated as of February 26, 2010 (as amended, modified, restated or supplemented from time to time, the “Stockholders’ Agreement”), among Francesca’s Holdings Corporation, a Delaware corporation (the “Company”), and its stockholders named therein.

By executing and delivering this Joinder Agreement to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Stockholders’ Agreement in the same manner as if the undersigned were an original signatory to such agreement.

The undersigned agrees that the undersigned shall be Stockholder and a [CCMP Investor, Management Stockholder or Other Stockholder], as such terms are defined in the Stockholders’ Agreement.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of                     .

Signature of Stockholder *

Print Name of Stockholder *

Number and Type of Stockholder Shares:

Address

Facsimile

Telephone

ACKNOWLEDGED & ACCEPTED:
FRANCESCA’S HOLDINGS CORPORATION

By
Name:
Its:

*	All married individuals must obtain spousal consents unless this requirement is waived by the Company and the CCMP Investors.

Exhibit B

Consent of Spouse

I acknowledge that I have read the attached STOCKHOLDERS AGREEMENT (as amended, modified, supplemented or restated from time to time, the “Agreement”) that has been executed by my spouse. I represent and acknowledge that I have been advised to retain counsel in connection with the Agreement and either: (i) have declined to consult with counsel, or (ii) have consulted independent counsel with respect to the effects of the Agreement on my legal rights. Having considered such legal advice or declined to consult with counsel, I freely, voluntarily and knowingly execute this Consent of Spouse which may be attached to and made a part of the Agreement, and may be relied upon by the Company and its Stockholders as an inducement to enter into the Agreement or permit my spouse to enter into the Agreement.

I represent and acknowledge that I understand fully the terms and conditions described in the Agreement and I hereby consent to be bound by the terms and conditions of the Agreement as to my interest, whether as community property or otherwise, if any, in the Stockholder Shares owned or hereafter acquired by my spouse.

I agree that, in the event of divorce or the dissolution of my marriage to my present spouse or other legal division of property, I will transfer and sell, at the fair market value, to my spouse any and all interest I have or may acquire in the Company, and I further agree that a court may award such entire interest to my spouse as part of any such legal division of property.

The foregoing agreement is not intended as a waiver of any community property or other ownership interest I may have in the Stockholder Shares of the Company, but only as an agreement to accept other property or assets of substantially equivalent value as part of any property settlement agreement or other legal division of property upon divorce or the dissolution of my marriage.

I further agree, upon my death, to bequeath and devise to my spouse any and all interest I have or may acquire in the Stockholder Shares of the Company.

I agree that the provisions governing the transfer of the Stockholder Shares will be fully binding and conclusive on all ownership interest I now have or hereafter may acquire in such stock and that I will have no legal or equitable right to retain all or any portion of such stock other than as set forth in the Agreement.

I further agree to perform any acts or execute any documents or instruments necessary in the reasonable judgment of any party hereto to effectuate the purposes or intent, or to complete the performance of the Agreement, and I will take no action at any time to hinder operation of the Agreement with respect to any Stockholder Shares of the Company.

I hereby agree that my spouse may join in any future amendment or modification of the Agreement without any further signature, acknowledgment, agreement or consent on my part, and hereby further agree that any interest which I may have in the Stockholder Shares will be subject to the provisions of the Agreement, as the same may be amended or modified.

Dated:
Name: